UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2006
WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135

(Commission File Number)	(IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001

(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
     On August 9, 2006, Lorin E. Krueger, Chief Executive Officer and President of Winland Electronics, Inc. (the “Company”) adopted a trading plan in accordance with Rule 10b5-1 to provide for an orderly disposition of a portion of his holdings of the Company’s Common Stock. Mr. Krueger’s plan provides for the sale of up to 11,000 shares on or after August 10, 2006, subject to a minimum price. In addition, Mr. Krueger’s daughter adopted a similar trading plan to provide for the sale of 3,390 shares on or after August 15, 2006, which shares are beneficially owned by Mr. Krueger. The plans will expire upon the sale of all of the respective shares or July 30, 2007, whichever is earlier. As of August 9, 2006, Mr. Krueger beneficially owned 247,046 shares (6.9%) of the Company’s Common Stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 14, 2006

WINLAND ELECTRONICS, INC.
By /s/ Lorin E. Krueger
Lorin E. Krueger
President and Chief Executive Officer